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                                                                      EXHIBIT 11
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BANC ONE CORPORATION AND SUBSIDIARIES
STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE

For the statement regarding computation of earnings per common share, see "Note 4: Earnings Per Share" of the Notes to Consolidated Financial Statements, which is expressly incorporated herein by reference.